UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 16, 2003

APPLICA INCORPORATED

(Exact name of Registrant as specified in its charter)

Commission File Number 1-10177

Florida	59-1028301

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5980 Miami Lakes Drive, Miami Lakes, Florida	33014

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 362-2611

Item 5. Other Events and Required FD Disclosure.

     On September 16, 2003, Applica Incorporated issued a press release updating management’s sales guidance for the third quarter of 2003 to approximately $175 million. The Company also announced that it had received a cash distribution of $51.4 million related to the sale by its joint venture company, Anasazi Partners, of its equity interest in the ZonePerfect Nutrition Company. The Company will use a portion of the proceeds to repurchase an additional $25 million of its 10% notes in October 2003. Also, the Company announced that it is considering the payment of bonuses to two members of senior management involved in the transaction, which could partially offset the gain from the joint venture in the third quarter. A copy of the press release is attached as Exhibit 99.1 to this report.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 16, 2003	Applica Incorporated

By: /s/ Terry Polistina

Terry Polistina, Senior Vice President and Chief Financial Officer of Applica Incorporated

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Exhibit Index

Exhibit No.	Description

99.1	Applica Incorporated Press Release dated September 16, 2003

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